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                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-86999, 333-90591 and 333-31988) of iVillage Inc. of our report dated January 26, 2000 relating to the consolidated financial statements and financial statement schedule of iVillage Inc., which appears in this Annual Report on Form 10-K.




                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
March 28, 2000